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                                                                   EXHIBIT 10.36



                              EMPLOYMENT AGREEMENT

                This Employment Agreement ("Agreement") is dated effective as of October 1, 1998, between Advantix, Inc., a Delaware corporation ("Company"), and Andrew Dolich ("Executive"). In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

        The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

1.1 Employment. The Company hereby employs Executive, and Executive agrees to serve as the Company's Executive Vice President, Sales and Marketing, reporting directly to the Chief Executive Officer, or in such other management position consistent with Executive's experience and reputation in the industry as the Company shall determine, during the term of this Agreement. Executive agrees to devote Executive's full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

1.2 Term. Subject to the earlier termination of Executive's employment by the Company pursuant to the provisions hereof, the term of employment of Executive under this Agreement shall commence on the date hereof and shall continue in effect for a period of one (1) year and four (4) months, plus any extension as provided below. At the end of the initial term, or any additional term, this Agreement shall automatically be extended for an additional one (1) year, unless either Executive or Company gives written notice to the other of its desire to terminate this Agreement at least six (6) months prior to the scheduled end of the term.

1.3 Termination of Prior Agreement. Immediately upon the commencement of Executive's employment pursuant to the terms of this Agreement, that certain Employment Agreement by and between Executive and the Company dated as of February 9, 1998, shall terminate and shall be of no further force or effect.


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                                   ARTICLE II

                                  COMPENSATION

2.1 Annual Salary. During the employment of Executive, the Company shall pay to Executive an initial base salary at the annual rate of $200,000 (the "Base Salary"), payable on the Company's regular payroll dates. The Company may, in its sole and absolute discretion, increase Executive's Base Salary in light of Executive's performance, inflation and cost of living, and other factors deemed relevant by the Company; provided, however, Executive's Base Salary may not be decreased below the initial Base Salary during the term of this Agreement.

2.2 Bonus. In addition to Executive's Base Salary, Executive shall be entitled to receive such bonuses, if any, as shall be determined by the Board of Directors of the Company (the "Board") in its sole and absolute discretion. The Board of Directors of the Company intends to develop a bonus plan for its executive officers which will provide for potential bonus opportunities of up to fifty percent (50%) of base salary.

2.3 Stock Option. Executive has been granted stock options to purchase shares of the Company's Common Stock pursuant to the Company's Stock Option Plans. The options granted to Executive on or prior to the date of this Agreement are referred to as the "Options". To the extent the Options is outstanding twenty-four (24) months following a Corporate Transaction or Change in Control (as defined in Article IV), all option shares at the time subject to the Options shall automatically vest in full on an accelerated basis so that the Options will immediately become exercisable for all the option shares as fully vested shares. Not withstanding the terms and conditions of the Options agreements and the applicable stock options plan, Section 4.5 of this Agreement shall govern the acceleration, if any, of the Options upon the Executive's termination of employment.

2.4 Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement of all reasonable and necessary expenses incurred by Executive in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

2.5 Benefits. Executive shall be entitled to participate in and be covered by health, insurance, pension and other employee plans and benefits currently or


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hereafter established for the employees of the Company generally (collectively referred to as the "Company Benefit Plans") on at least the same terms as other employees of the Company, subject to meeting applicable eligibility requirements. The Company will pay for Executive's existing health care package up to a maximum of $1,000 per month until Executive can reasonably obtain coverage under the Company's benefit plans.

2.6 Vacations and Holidays. During Executive's employment with the Company, Executive shall be entitled to an annual vacation leave of three (3) weeks at full pay, or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

2.7 Automobile Allowance. The Company shall provide Executive with an automobile allowance of $600 per month.

2.8 Relocation Expense Reimbursement. At the time of Executive's relocation to Orange County, California, the Company will provide Executive a reasonable reimbursement arrangement with respect to relocation expenses, including the following:

        (a) The physical move and storage (if required) of a reasonable amount of personal/household goods.

        (b) Temporary housing in Orange County, as required until the sale of Executive's current principal residence and/or the purchase of a new principal residence in Orange County can be finalized.

        (c) Two house-hunting trips to the Orange County area.

        (d) Air (coach class) and ground transportation between the Bay Area and Orange County.

        (e) Reimbursement of reasonable brokerage commissions/fees (closing costs and other fees) associated with the disposition of Executive's current principal residence in Alameda, California, as well as the closing costs associated with the purchase of a suitable principal residence in Orange County.

        (f) Any reasonable documented expenses not previously referenced as incurred by Executive in connection with his relocation.


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        All such expenses to be approved by the Company in advance.

                                   ARTICLE III

                CONFIDENTIALITY, NONDISCLOSURE AND NONCOMPETITION

3.1 Confidentiality. Executive will not during Executive's employment by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of their clients, customers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company and further excepting any such information which is or becomes available to the public through no fault of Executive. For purposes of this Article III, the term "Company" shall mean the Company and each of its subsidiaries.

3.2 Return of Confidential Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, whether or not for cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, Confidential Information and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

3.3 Prohibition on Solicitation of Customers. During the term of Executive's employment with the Company and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

3.4 Prohibition on Solicitation of Employees, Agents or Independent Contractors After Termination. During the term of Executive's employment with


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the Company and for a period of two (2) years thereafter, Executive will not solicit any of the employees, agents or independent contractors of the Company to leave the employ of the Company for a competitive company or business. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his or her employment with the Company after a period of 90 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any and all rights and remedies the Company may have under applicable law.

3.5     Noncompetition.

                (a) Executive acknowledges that: (i) the services to be performed by Executive under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (ii) the Company has required that Executive make the covenants set forth in this Section 3.5 as a condition to the Company's entering into this Agreement; and (iii) the provisions of this Section 3.5 are reasonable and necessary to protect the business of the Company.

                (b) In consideration of the acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Company under this Agreement, Executive covenants that Executive will not, directly or indirectly:

                      (i) during the term of Executive's employment with the
               Company hereunder and for a period of two (2) years thereafter (the "Covenant Period"), engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Executive's name or any similar name to, lend Executive's credit to, or render services or advice to, any business whose products or activities compete in the Territory (as defined below), directly or indirectly, with (i) the Company's ticketing products or services or (ii) with any products or services of the Company as of the time of the Executive's termination; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
               Section 12(g) of the Securities Exchange Act of 1934. Executive agrees that this covenant is


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               reasonable with respect to its duration, geographical area, and scope. For purposes hereof, "Territory" shall mean any county of any state of the United States of America, including any county in the States of California, Connecticut, Ohio or New York, and any other states or international jurisdictions in which the Company is doing business at the time of Executive's termination.

                      (ii) at any time during or after the Covenant Period,
               disparage the Company, or any of its shareholders, directors, officers, employees, or agents.

                (c) Executive will, for the Covenant Period, within ten days after accepting any employment, advise the Company of the identity of any employer of Executive. The Company may serve notice upon each such employer that Executive is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

3.6 Enforcement. It is the intent of the parties that the restrictive covenants contained in this Article III are severable and separate and the unenforceability of any individual provision shall not effect the enforceability of any other. If any covenant in this Article III is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding and enforceable against the Executive.

3.7     Survival of Obligations. Executive agrees that the terms of this
Article III shall survive the term of this Agreement and the termination of Executive's employment by the Company.

                                   ARTICLE IV

                                   TERMINATION

4.1 For purposes of this Article IV, the following definitions shall apply to the terms set forth below:

                (a) Cause. "Cause" shall include the following:

                      (i) habitual neglect or insubordination (defined as a


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               refusal to execute or carry out directions from the Board or its duly appointed designees) where Executive has been given written notice of the acts or omissions constituting such neglect or insubordination and Executive has failed to cure such conduct, where susceptible to cure, within thirty (30) days following notice;

                      (ii) conviction of any felony or any crime involving moral turpitude;

                      (iii) participation in any fraud against the Company;

                      (iv) willful breach of Executive's duties to the Company,
               including but not limited to theft from the Company, failure to fully disclose personal pecuniary interest in a transaction involving the Company, violation of the Company's authority limits on commitments, trading, controls and notification;

                      (v) intentional damage to any property of the Company;

                      (vi) conduct by Executive which in the good faith,
               reasonable determination of the Board demonstrates gross unfitness to serve including, but not be limited to, gross neglect, non-prescription use of controlled substances, any abuse of controlled substances whether or not by prescription, or habitual drunkenness, intoxication, or other impaired state induced by consumption of any drug, including alcohol; or

                      (vii) material breach by the Executive of those provisions of this Agreement concerning non-competition or the confidentiality of trade secrets or proprietary or other information.

                (b) Change in Control. "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                      (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934


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               Securities Exchange Act, as amended) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

                      (ii) a change in the composition of the Company's Board
               over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

                (c) Corporate Transaction. "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party:

                      (i) a merger or consolidation in which securities
               possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                      (ii) the sale, transfer or other disposition of all or
               substantially all of the Company's assets in complete liquidation or dissolution of the Company.

                (d) Disability. "Disability" shall mean a physical or mental incapacity as a result of which Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted; provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the incapacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and Executive or, in the event of Executive's incapacity to designate a doctor, Executive's legal representative. In the absence of agreement between the Company and Executive, each party shall nominate a qualified medical


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        doctor and the two (2) doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

                (e) Good Reason. "Good Reason" shall mean:

                      (i) assignment of the Executive without Executive's
               consent to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his position, responsibilities or duties as of the date of this Agreement;

                      (ii) relocation of the Executive outside of the Orange
               County area without Executive's consent;

                      (iii) a reduction by the Company of the Executive's Base
               Salary below the initial Base Salary or, following a Change in Control, below Executive's Base Salary at the time of the Change in Control, without Executive's consent;

                      (iv) a failure by the Company to continue in effect,
               without substantial change, any benefit plan or arrangement in which the Executive was participating or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any benefit plan (unless such failure, action or changes apply equally to substantially all other management employees of Company); or

                      (v) any material breach by the Company of any provision of this Agreement without the Executive having committed any material breach of Executive's obligations hereunder, which breach is not cured within thirty (30) days following written notice thereof to the Company of such breach; provided, however, that the events listed herein shall constitute "Good Reason" only for a period of ninety (90) days following the occurrence thereof.

4.2 Termination by Company. The Company may terminate Executive's employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be the date of notice of termination if for Cause and thirty (30) days subsequent to written notice of termination for any reason other than Cause; however, the Company may elect to have Executive leave the Company immediately.


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4.3     Termination by Executive. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company immediately.

4.4 Death or Disability of Executive. This Agreement shall terminate immediately upon the death or Disability of Executive (the "Effective Date").

4.5 Severance Benefits Received Upon Termination.

                (a) If Executive's employment is terminated by the Company for Cause, or Executive terminates this Agreement without Good Reason, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations to Executive under this Agreement. If as a result of arbitration, or if a court of competent jurisdiction later determines that termination by the Company of the Executive's employment purportedly for Cause was without Cause, the termination will be deemed a termination without Cause, and Executive will be entitled to the benefits set forth below.

                (b) Except as otherwise provided in Section 4.5(c) below, if Executive's employment is terminated by the Company without Cause or as a result of Disability, or if Executive's employment is terminated by Employee for Good Reason, then the Company shall provide Executive:

                      (i) salary continuation in an amount equal to Executive's
               then Base Salary for a period of six (6) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                      (ii) if, and only if, such termination occurs more than
               six (6) months after Executive commences employment with the Company, acceleration and immediate vesting of fifty percent (50%) of the unvested shares subject to each of the Executive's options outstanding at the Effective Date (including the Options described in Section 2.3), and such accelerated Options as well as any other Options which have vested shall be exercisable for the three (3)-month period measured from the date of the Executive's termination, except for Executive's termination by reason of a disability where the Options shall remain exercisable for such fully


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               vested shares until the expiration of the twelve (12)-month period measured from the date of the Executive's termination of continuous status as an employee, and shall then expire and be of no further force or effect;

                      (iii) health insurance coverage as then in effect for
               Executive, Executive's spouse and dependent children for a period of six (6) months, commencing on the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

                (c) If within twenty-four (24) months of a Corporate Transaction or Change in Control the Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then the Company shall provide Executive:

                      (i) salary continuation in an amount equal to Executive's
               then Base Salary for a period of twelve (12) months, commencing on the Effective Date, said sum to be paid in equal installments at the times salary payments are usually made by the Company; and

                      (ii) if, and only if, such termination occurs more than
               six (6) months after Executive commences employment with the Company, acceleration and immediate vesting of one hundred percent (100%) of Executive's Options which have not yet vested by the Effective Date, and such accelerated Options as well as any other Options which have vested and which are then exercisable for a period of twelve (12) months following the Effective Date and shall then expire and be of no further force or effect; and

                      (iii) health insurance coverage as then in effect for
               Executive, Executive's spouse and dependent children for a period of twelve (12) months, commencing on the Effective Date, subject to any employee contribution provisions as defined in the Company Benefit Plans. Subsequent health insurance benefits will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

                (d) If Executive's employment is terminated by the Company as a result of death, then the Company shall pay Executive's Base Salary through the Effective Date of such termination plus credit for any vacation earned but not


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        taken and the Company shall provide Executive's spouse and dependent children health insurance coverage as then in effect for Executive, Executive's spouse and dependent children for a period of six (6) months, subject to any employee contribution provisions as defined in the Company Benefit Plans. Health insurance benefits subsequent to the continuation period will be in accordance with COBRA. The Company shall thereafter have no further obligations under this Agreement.

                (e) Notwithstanding the foregoing, Executive shall not be entitled to the severance benefits set forth in this Section 4.5 in the event of Executive's termination upon expiration of the term of this Agreement.

4.6 Expiration of Term. If Executive's employment is terminated as a result of the expiration of the term of this Agreement, then the Company shall pay Executive's Base Salary through the expiration date plus credit for any vacation earned but not taken and the Company shall thereafter have no further obligations under this Agreement.

                                    ARTICLE V

                               GENERAL PROVISIONS

5.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and may be personally served or may be deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

               To the Company:              Advantix, Inc.
                                            4675 MacArthur Court, Suite 1400
                                            Newport Beach, CA  92660
                                            Attn: W. Thomas Gimple

               To Executive:                Andrew Dolich
                                            127 Seabridge Court
                                            Alameda, CA 94502

               or such other address as such party shall have specified most recently by written notice. Notice mailed as provided herein shall be deemed given on the fifth business day following the date so mailed or on the date of actual receipt, whichever is earlier.


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5.2     Proprietary Information and Inventions. Contemporaneously with the execution of this Agreement, Executive shall execute a Proprietary Information and Inventions Agreement in the form attached as Exhibit A hereto. The terms of said agreement are incorporated by reference in this Agreement, and Executive agrees to be bound thereby.

5.3 Covenant to Notify Management. Executive agrees to abide by the ethics policies of the Company as well as the Company's other rules, regulations, policies and procedures. Executive agrees to comply in full with all governmental laws and regulations as well as ethics codes applicable to the profession. In the event that Executive is aware or suspects the Company, or any of its officers or agents, of violating any such laws, ethics codes, rules, regulations, policies or procedures, Executive agrees to bring all such actual and suspected violations to the attention of the Company immediately so that the matter may be properly investigated and appropriate action taken. Executive understands that he is precluded from filing a complaint with any governmental agency or court having jurisdiction over wrongful conduct unless Executive has first notified the Company of the facts and permits it to investigate and correct the concerns.

5.4 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

5.5 Beneficial Interests. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

5.6     Choice of Law. This Agreement shall be governed by and


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construed in accordance with the laws of the State of California.

5.7 Statute of Limitations. Executive and the Company hereby agree that there shall be a one year statute of limitations for the filing of any requests for arbitration or any lawsuit relating to this Agreement or the terms or conditions of Executive's employment by the Company. If such a claim is filed more than one year subsequent to Executive's last day of employment it shall be precluded by this provision, regardless of whether or not the claim has accrued at that time.

5.8 Right to Injunctive and Equitable Relief. Executive's obligations under Article III are of a special and unique character which gives them a peculiar value. The Company cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess or be entitled to pursue. Furthermore, the obligations of Executive and the rights and remedies of the Company under Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law.

5.9 Severability or Partial Invalidity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

5.11 Attorneys' Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to his or its attorneys' fees and other costs reasonably incurred in such action or proceeding.

5.12 Entire Agreement. This Agreement, along with the Proprietary Information and Inventions Agreement by and between Executive


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and the Company of even date herewith (the "Proprietary Information Agreement"), constitutes the entire agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement, along with the Proprietary Information Agreement, is intended by the parties as the final expression of their agreement with respect to such terms as are included herein and therein and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement, along with the Proprietary Information Agreement, constitutes the complete and exclusive statement of their terms and that no extrinsic evidence may be introduced in any judicial proceeding involving such agreements.

5.13 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any attempted assignment or delegation without such prior written consent shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 5.13, the Company may assign or delegate its rights, duties, and obligations hereunder to any affiliate or to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company.

5.14 Dispute Resolution. Except as provided in Section 5.8, any controversy, dispute, claim or other matter in question arising out of or relating to the interpretation, performance or breach of this Agreement shall be finally determined, at the request of any party, by binding arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Orange County, California. The arbitrator shall award to the prevailing party, in addition to the costs of the proceeding, that party's reasonable attorney's fees. The Company reserves the right to seek judicial provisional remedies and equitable relief regarding any breach or threatened breach of Executive's obligations regarding the matters set forth in
Article III hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            "COMPANY"

                                            ADVANTIX, INC.

                                            By:
                                               ---------------------------------
                                                William E. Ford
                                                Chairman
                                                Compensation Committee

                                            "EXECUTIVE"


                                               ---------------------------------
                                            Andrew Dolich

MEMO

To:     Andy Dolich

From:   Deanna Kenard

Date:   October 27, 1998

Subject:  Revised Employment Agreement

Enclosed is a revised employment agreement reflecting changes consistent with the 1998 Stock Incentive Plan. Specifically, these differences include the definition of a Change in Control (or Corporate Transaction as defined in the new agreement) and the acceleration of vesting provision for those contract employees classified as Class B as defined in the 1998 Stock Option Plan document. Below is a summary of the changes to the section of the agreement as noted. All other provisions remain the same.

CHANGE IN CONTROL OR CORPORATE TRANSACTION

                           (SECTION 4.1 OF AGREEMENT)

Definition per old agreement:

Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                (i) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (collectively, a "Person"), after the successful completion of an initial public offering of the Company's capital stock, acquires shares of capital stock of the Company representing more than thirty percent (30%) of the total number of shares of capital stock that may be voted for the election of directors of the Company;

                (ii) a merger, consolidation or other business combination of the Company with or into another Person is consummated, or all or substantially all of the assets of the Company are acquired by another Person, as a result of which the stockholders of the Company immediately prior to the consummation of such transaction own, immediately after consummation of such transaction, equity securities possessing less than seventy percent (70%) of the voting power of the surviving or acquiring Person (or any Person in control of the surviving or acquiring Person), the equity securities of which are issued or transferred in such transaction;

                (iii) as the result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                (iv) the stockholders of the Company approve a plan of complete liquidation, dissolution or winding up of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                (v) the adoption of a resolution by the affirmative vote of not less than two-thirds of the members of the Board of Directors who are members immediately prior to any Change in Control, which resolution shall state that, in the good faith determination of the Board of Directors, a Change in Control of the Company has occurred.

Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a Change in Control of the Company is approved by the affirmative vote of not less than two-thirds of the members of the Board of Directors of the Company, who are members of the Board of Directors immediately prior to any Change in Control, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Agreement.

DEFINITIONS PER NEW AGREEMENT

Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Securities Exchange Act, as amended) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

                (ii) a change in the composition of the Company's Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

Corporate Transaction. "Corporate Transaction" shall mean either of the following stockholder-approved transactions to which the Company is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

                       ACCELERATION OF VESTING PROVISIONS
                       (SECTIONS 2.3 AND 4.5 OF AGREEMENT)

Employee              Old Agreement                      New Agreement

Andy Dolich           If terminated within 12            100% vested as of 24 months of
(Class B)             months of Change in Control        Change in Control or Corporate
                      50% immediate vesting of           Transaction or 100% vested if
                      unvested shares.                   involuntarily terminated within 24
                                                         months of Change in Control or
                                                         Corporate Transaction.

Andy, please sign both copies and return one original to may attention. Please call me if you have any questions.